EXHIBIT 10.11

Consilium Corporate Recovery Master Fund, LTD.
c/o Consilium Investment Management LLC
3101 N. Federal Highway, Suite 502
Fort Lauderdale, FL 33306

June 11, 2014

VIA ELECTRONIC MAIL

Mr. Sjoerd de Jong
352 West 123rd Street
Apt. 2
New York, NY 10027

Re: Loans to Wodka, LLC

Sjoerd de Jong:

Reference is made to (i) that certain Restructuring Agreement, dated as of the date hereof (the “Restructuring Agreement”), by and among PANACHE BEVERAGE INC., a Delaware corporation (the “Borrower”), ALIBI NYC, LLC, a New York limited liability company (“Alibi”), PANACHE USA, LLC, a New York limited liability company (“Panache USA”), ALCHEMY INTERNATIONAL, LLC, a New York limited liability company (“Alchemy”), PANACHE, LLC, a New York limited liability company (“Panache LLC”), and PANACHE DISTILLERY, LLC, a Florida limited liability company (“Panache Distillery”, and together with the Borrower, Alibi, Panache USA, Alchemy and Panache LLC, collectively, the “Panache Parties”), James Dale (“JD”), Agata Podedworny (“AP”), Sjoerd de Jong (“SDJ”, and together with JD and AP, collectively, the “Shareholders”), and CONSILIUM CORPORATE RECOVERY MASTER FUND, LTD., a limited company existing under the laws of the Cayman Islands (individually and as a lender to and equity owner in the Panache Parties “Consilium”), and (ii) those certain loans made by SDJ to Wodka, LLC, a New York limited liability company (“Wodka”) in an aggregate original principal amount of $39,688 documented by a book entry on Wodka’s general ledger (the “SDJ Wodka Loans”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Restructuring Agreement.

Pursuant to the Restructuring Agreement and certain related documents, instruments and agreements, you have agreed (i) that in lieu of Consilium exercising remedies under the SDJ Pledge Agreement, the SDJ Shares shall be transferred to Consilium or its designee, (ii) to terminate and cancel the SDJ Warrants, (iii) to ratify your resignation from any and all positions that you held with respect to the Panache Parties and (iv) to accept the conditions on the terms and repayment of the SDJ Wodka Loans as set forth below.

On the date hereof, Wodka is issuing to SDJ that certain promissory note attached hereto as Exhibit A to evidence the SDJ Wodka Loans.

Notwithstanding any oral or written agreement regarding the terms of the SDJ Wodka Loans to the contrary, from and after the date hereof the SDJ Wodka Loans shall not bear interest and no payments of principal, interest, fees of any other amount shall be permitted to be paid thereon; provided, however, that (i) at such time as Borrower’s consolidated cash flow from operations on account of any fiscal quarter exceeds $79,376.00 (an “Applicable Quarter”) (as evidenced by Borrower’s quarterly financial statements for such Applicable Quarter contained in Borrower’s Quarterly Report on Form 10-Q for such fiscal quarter), and (ii) the effectiveness of an amendment to Wodka’s operating agreement that would permit repayment of the SDJ Wodka Loans, Wodka within thirty (30) days of the preceding conditions being satisfied shall pay, and SDJ may receive, payment of all outstanding principal on account of the SDJ Wodka Loans.

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Please affirm your receipt and acknowledgement to the foregoing by signing below in the space indicated and returning a copy to Consilium by electronic mail followed by original signatures by overnight courier.

Sincerely,

CONSILIUM CORPORATE RECOVERY MASTER FUND, LTD.

By:	/s/ CHARLES T. CASSEL, III
Name:	Charles T. Cassel, III
Title:	Authorized Person

Acknowledged and Agreed:

By:	/s/ SJOERD DE JONG
Name:	Sjoerd de Jong

WODKA, LLC

By:	/s/ MICHAEL ROMER
Name:	Michael Romer
Title:	Interim CEO

Exhibit A

Promissory Note

Attached